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Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                               Monthly Report
Certificateholder's Statement                   Series 1994-1                                                              Jun-96
Section 5.2                                          Class A         Class B         Class C         Class D           Total
(i)   Certificate Amount                         715,900,000.00   92,050,000.00   92,050,000.00  122,728,000.00   1,022,728,000.00
(ii)  Certificate Principal Distributed                    0.00            0.00            0.00                               0.00
(iii) Certificate Interest Distributed             3,651,090.00      494,001.67      526,730.56                       4,671,822.23
Total Distribution per $1,000 Certificate
Certificate Principal Distributed per $1,000          0.0000000       0.0000000       0.0000000
Certificate Interest Distributed per $1,000           5.1000000       5.3666667       5.7222223
(iv) Principal Collections                        48,166,726.34    6,193,249.25    6,193,249.25    8,218,026.21      68,771,251.05
(v)  Imputed Yield Collections                    16,055,575.45    2,064,416.42    2,064,416.42    2,739,342.07      22,923,750.35
     Recoveries                                    2,032,467.38      261,333.46      261,333.46      347,851.72       2,902,986.01
     Interest Earned on Prefunded Accounts                 0.00            0.00            0.00            0.00               0.00
   Total Imputed Yield Collections                18,088,042.83    2,325,749.88    2,325,749.88    3,087,193.79      25,826,736.37
       Total Collections                          66,254,769.17    8,518,999.13    8,518,999.13   11,305,220.00      94,597,987.42
(vi) Aggregate Amount of Principal Receivables                                                                    1,247,193,841.37
     Invested Amount (End of Month)              715,900,000.00   92,050,000.00   92,050,000.00  122,728,000.00   1,022,728,000.00
     Floating Allocation Percentage                  57.4008607%      7.3805688%      7.3805688%      9.8403308%        82.0023292%
     Invested Amount (Beginning of Month)        715,900,000.00   92,050,000.00   92,050,000.00  122,728,000.00   1,022,728,000.00
     Average Daily Invested Amount                                                                                1,022,257,827.74
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                       74.05%    1,231,343,314.57
       30 Days to 59 Days                             8.55%      142,228,855.08
       60 Days to 89 Days                             4.39%       72,932,479.23
       90 Days and Over                              13.01%      216,420,472.94
	  Total Receivables                         100.00%    1,662,925,121.82
(viii) Aggregate Investor Default Amount                          16,076,981.49
       As a % of Average Daily Invested Amount
       (Annualized based on 366 days/year)                                20.56%
(ix)  Certificate Charge-Offs
       Class A                                                             0.00
       Class B                                                             0.00
       Class C                                                             0.00
       Class D                                                             0.00
       Total Certificate Charge-Offs                                       0.00
(x)   Servicing Fee
      Class A                                                      1,193,166.80
      Class B                                                        153,416.76
      Class C                                                        153,416.76
      Class D                                                        204,546.72
	 Total Servicing Fee                                       1,704,547.04
(xi)  Pool Factor
      Class A                                                         1.0000000
      Class B                                                         1.0000000
      Class C                                                         1.0000000
(xii) Reallocated Principal Collections
      Class B                                                              0.00
      Class C                                                              0.00
      Class D  ** Everything was reimbursed                        3,131,900.85
              		  by the end of the fiscal month.
(xiii) Excess Funding Account Balance                                      0.00
       Prefunding Account Balance                                          0.00
(xiv) Class C Trigger Event Occurrence                                     None
      Class  Reserve Amount                                                 N/A
Average Net Portfolio Yield                                             12.4668%
       Minimum Base Rate                                                 7.8398%
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